INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Home Federal Bancorp on Form S-8 of our report dated July 22, 1999, and incorporated by reference in the Annual Report on Form 10-K of Home Federal Bancorp for the year ended June 30, 1999.



/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP
Indianapolis, Indiana

April 14, 2000